UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 1, 2011
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
001-13735
(Commission File Number)

Delaware (State or other Jurisdiction of Incorporation)	36-3252484 (I.R.S. Employer Identification No.)
c/o Hinshaw & Culbertson LLP
333 South Seventh Street, Suite 2000
Minneapolis, MN 55402
(Address of Principal Executive Offices)
(612) 334-2505
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 — Bankruptcy or Receivership.
     On June 1, 2011, the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”), entered an order confirming the Third Amended Joint Plan of Liquidation Dated May 27, 2011 (the “Plan”), filed by Midwest Banc Holdings, Inc. (the “Company”) and the Official Committee of Unsecured Creditors appointed in the Company’s chapter 11 bankruptcy case (the “Committee”). A copy of the Plan is attached hereto as Exhibit A.
     Among other things, confirmation of the Plan cancelled all equity interests in the Company. Under the Plan, substantially all of the Company’s assets will be transferred to a liquidating trust and the Company will be dissolved. As of June 1, 2011, the Company estimated its total liabilities to be approximately $150 million, and its assets to have an aggregate value of approximately $8.5 million.
Item 9.01 List of Exhibits.
(d) Exhibits
99.1 Third Amended Joint Plan of Liquidation Dated May 27, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: June 6, 2011	By:	/s/ Roberto R. Herencia
Roberto R. Herencia
President